Exhibit 31.3

CERTIFICATIONS

I, Andrea Olshan, certify that:

1.
I have reviewed this Amendment No. 1 on Form 10-K/A of Seritage Growth Properties; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022	By:	/s/ Andrea Olshan
	Name:	Andrea Olshan
	Title:	Chief Executive Officer and President